UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 24, 2024 (May 22, 2024)

Avis Budget Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

379 Interpace Parkway	07054
Parsippany, NJ
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 496-4700

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2024, Avis Budget Group, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders.  The following matters were submitted to a vote of shareholders and the voting results were as follows:

(1)
Election of Directors: The six nominees named in the Company’s 2024 proxy statement were elected to serve a one-year term expiring in 2025 and until their successors are duly elected and qualified or until their earlier resignation or removal, based upon the following votes:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bernardo Hees	27,423,287	952,371	112,775	2,694,797
Jagdeep Pahwa	27,395,508	980,681	112,244	2,694,797
Anu Hariharan	28,061,831	313,591	113,011	2,694,797
Lynn Krominga	27,696,326	679,556	112,551	2,694,797
Glenn Lurie	28,017,253	358,610	112,570	2,694,797
Karthik Sarma	28,028,295	348,184	111,954	2,694,797

(2)
Ratification of Appointment of Independent Registered Accounting Firm:  The appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2024 was ratified as follows:

Votes For	Votes Against	Abstentions
30,465,394	601,174	116,662

(3)
Advisory Approval of the Compensation of our Named Executive Officers:  The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2024 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,073,883	292,654	121,896	2,694,797

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

	By:	/s/ Jean M. Sera
	Name:	Jean M. Sera
	Title:	Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

Date: May 24, 2024